Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS THAT: Each of the undersigned officers and directors of The Progressive Corporation, an Ohio corporation (“Company”), hereby make, constitute and appoint, Mariann Wojtkun Marshall, John P. Sauerland, David M. Stinger, Laurie F. Humphrey, Allyson L. Bach, Suzanne K. Hanselman and John J. Harrington, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, as attorney-in-fact and agent, to sign and file with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended: (i) one or more Registration Statement(s) on Form S-8 and one or more post-effective amendments to previously filed Registration Statement(s) on Form S-8, for the registration of certain of the Company’s Common Shares, $1.00 par value, pursuant to The Progressive Corporation 2024 Equity Incentive Plan; and (ii) an automatic shelf Registration Statement on Form S-3 relating to the registration for sale of the debt and/or equity securities of the Company, and any and all amendments, post-effective amendments, supplements and exhibits with respect to any of the foregoing registration statements noted in items (i) and (ii) hereof, and any and all applications, instruments and/or other documents pertaining thereto, giving and granting unto each such attorney-in-fact and agent full power and authority to do and perform any and all acts and things whatsoever necessary or appropriate to be done in and about the premises, as fully for all intents and purposes as he or she might or could do if personally present, and hereby ratifying and confirming all that each such attorney-in-fact and agent, or any such substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Susan Patricia Griffith	President, Chief Executive Officer, and Director (Principal Executive Officer)	May 10, 2024
Susan Patricia Griffith

/s/ John P. Sauerland	Vice President and Chief Financial Officer (Principal Financial Officer)	May 14, 2024
John P. Sauerland

/s/ Mariann Wojtkun Marshall	Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)	May 14, 2024
Mariann Wojtkun Marshall

/s/ Lawton W. Fitt	Chairperson of the Board	May 10, 2024
Lawton W. Fitt

/s/ Danelle M. Barrett	Director	May 13, 2024
Danelle M. Barrett

/s/ Philip Bleser	Director	May 10, 2024
Philip Bleser

/s/ Stuart B. Burgdoerfer	Director	May 11, 2024
Stuart B. Burgdoerfer

/s/ Pamela J. Craig	Director	May 13, 2024
Pamela J. Craig

/s/ Charles A. Davis	Director	May 10, 2024
Charles A. Davis

/s/ Roger N. Farah	Director	May 10, 2024
Roger N. Farah

/s/ Devin C. Johnson	Director	May 10, 2024
Devin C. Johnson

/s/ Jeffrey D. Kelly	Director	May 13, 2024
Jeffrey D. Kelly

/s/ Barbara R. Snyder	Director	May 13, 2024
Barbara R. Snyder

/s/ Kahina Van Dyke	Director	May 13, 2024
Kahina Van Dyke